Exhibit 10.12 (e)
AMENDMENT NO. 4
TO THE
VWR INTERNATIONAL, LLC RETIREMENT PLAN
(As Amended and Restated Effective June 1, 2005)
WHEREAS, VWR International, LLC (“VWR”) maintains the VWR International, LLC Retirement Plan (the “Plan,” formerly known as the VWR International, Inc. Retirement Plan) for the benefit of its eligible employees; and
WHEREAS, the Plan was most recently amended and restated effective June 1, 2005, and was subsequently amended on three occasions thereafter; and
WHEREAS, VWR desires further to amend the Plan in order to comply with recent changes in applicable laws and regulations;
NOW, THEREFORE, effective January 1, 2008 (except where other effective dates are specifically provided), Section 8.2(a)(ii), (d), (e), and (f) of the Plan are amended, and a new Section 8.2(i) is added to the Plan, to read as follows:
8.2 Maximum Annual Benefit Payable Under the Plan.
Anything to the contrary notwithstanding, a Participant’s annual benefit shall not exceed the lesser of the Defined Benefit Dollar Limitation (or, if greater, the Participant’s Accrued Benefit on December 31, 1982), or 100% of the Participant’s average compensation during the three consecutive Plan Years when his or her compensation was the highest, subject to the following:
(a) A Participant’s annual benefit shall mean the benefit payable annually in the form of a straight life annuity (with no ancillary benefits), within the meaning of section 415(b)(2) of the Code, determined in accordance with the following:
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(ii) For purposes of subparagraph (i) above, the annual benefit in the form of a single life annuity commencing at the same age that is Actuarially Equivalent to the Plan benefit shall be:
(A) In the case of a benefit in a form that is not subject to section 417(e)(3) of the Code, the greater of (i) the annual amount of the Participant’s benefit in the form described in Section 4.1, determined as of the same Annuity Starting Date as his or her actual benefit, or (ii) the annual amount of the Participant’s retirement benefit in such form determined as of such

Annuity Starting Date using a 5% interest rate and the Applicable Mortality Table.
(B) Effective January 1, 2006, in the case of a benefit in a form that is subject to section 417(e)(3) of the Code, the greatest of (i) the annual benefit that has the same actuarial present value as the particular form of benefit payable, computed using the interest rate and mortality table applicable under Section 1.2 for the particular form of benefit payable, (ii) the annual benefit that has the same actuarial present value as the particular form of benefit payable, computed using a 5.5% interest assumption and the Applicable Mortality Table, and (iii) the annual benefit that has the same actuarial present value as the particular form of benefit payable, computed using the Applicable Interest Rate and the Applicable Mortality Table, divided by 1.05.
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(d) The Defined Benefit Dollar Limitation shall be adjusted in accordance with the following, to the extent applicable:
(i) If the Annuity Starting Date occurs before the Participant attains age 62, the Defined Benefit Dollar Limitation shall be adjusted so that such limit is equal to (i) the annual amount of the Participant’s retirement benefit in the form described in Section 4.1 at such Annuity Starting Date that is Actuarially Equivalent, computed using a 5% interest rate and the Applicable Mortality Table effective for the Annuity Starting Date, to a deferred annuity payable at age 62 equal to the Defined Benefit Dollar Limitation, or (ii) if the Plan provides for an immediately commencing straight life annuity payable at age 62 and at the Annuity Starting Date, the lesser of (I) the amount determined under (i), or (II) the Defined Benefit Dollar Limitation multiplied by the ratio of the retirement benefit payable at the Annuity Starting Date in the form described in Section 4.1 to such retirement benefit (in such form) payable under the Plan at age 62 (computing both without regard to the rules of section 415 of the Code).
(ii) If the Annuity Starting Date occurs after the Participant attains age 65, the Defined Benefit Dollar Limitation shall be adjusted so that such limit is equal to (i) the annual amount of the Participant’s retirement benefit in the form described in Section 4.1 at such Annuity Starting Date that is Actuarially Equivalent, computed using a 5% interest rate and the Applicable Mortality Table effective for the Annuity Starting Date, to an annual benefit payable at age 65 equal to the Defined Benefit Dollar Limitation, or (ii) if the Plan provides for an immediately commencing straight life annuity payable at age 65 and at the Annuity Starting Date, the lesser of (I) the amount determined under (i), or (II) the Defined Benefit Dollar Limitation multiplied by the ratio of (x) the retirement benefit payable at such Annuity Starting Date in the form described in

Section 4.1 (computed without regard to the rules of section 415 of the Code), determined without regard to accruals after age 65, but including actuarial adjustments even if such adjustments are applied to offset accruals, to (y) the retirement benefit in the form described in Section 4.1 payable to a hypothetical participant who is age 65 and has the same accrued benefit (with no actuarial increases for commencement after age 65) as the Participant, determined without regard to accruals after age 65 and without applying the rules of section 415 of the Code.
(e) If the Participant has been a Participant in the Plan for fewer than ten years, the Defined Benefit Dollar Limitation, as adjusted under paragraph (d) above, if necessary, shall be reduced by multiplying it by a fraction which has a numerator equal to the Participant’s years of participation (including fractions thereof) and which has a denominator equal to ten.
(f) The term “compensation” as used in this Section 8.2 shall be defined as per Internal Revenue Service Regulation 1.415(c)-2(b) and (c). “Compensation” shall not include compensation paid following an employee’s severance from employment with the Employer, except as otherwise required by Internal Revenue Service Regulation 1.415(c)-2(e)(3)(ii) and as permitted by Treas. Reg. §1.415(c)-2(e)(3)(iii)(A). In no event shall an employee’s “compensation” with respect to a calendar year exceed the annual compensation limit of section 401(a)(17) of the Code for such year.
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(i) Notwithstanding the foregoing provisions of this Section 8.2, in accordance with Internal Service Regulation 1.415(a)-1(g)(4), the benefit payable to a Participant shall in no event be less than his or her benefit accrued as of December 31, 2007, payable in accordance with the terms of the Plan as adopted and in effect on April 5, 2007.
IN WITNESS WHEREOF, VWR International, LLC has caused this Amendment No. 4 to be duly executed this 26th day of May, 2009.

Attest:	VWR INTERNATIONAL, LLC

/s/ Laureen Quinter	By:	/s/ Scott G. Smith